Exhibit 10.75

Black & Decker (Suzhou) Co., Ltd.

Contract for supply of

IE21 Interactive English Corporate

E-Learning Solution

Author	: Royce Gao
Date	: March 22, 2005

IE 21 INTERACTIVE ENGLISH CORPORATE PROGRAM

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Party B: Black & Decker (Suzhou) Co., Ltd.

Address: No. 200 Su Hong Road, Export Processing Zone, Suzhou Industrial Park, Suzhou

I.	DEFINITIONS OF PARTIES OF THE RELATIONSHIP
	1.	Party A

Party A, Shanghai Broadband Network Inc. (SBN) is a joint venture established by Asia Broadband Inc. in partnership with Shanghai Informatization Committee Technology Center and Shanghai Information Mansion Co. Limited. Asia Broadband, Inc. owns and controls 93% of Shanghai Broadband Network.

2.	Party B

Black & Decker (Suzhou) Co., Ltd.

II.	DEFINITIONS OF THE IE21 INTERACTIVE ENGLISH PROGRAM REFERRED TO IN THIS AGREEMENT
The IE21 Interactive English Large Corporation Course Package

The corporate program is offered as one single training program including four training levels offered as retail courses, i.e. foundation, improver, advanced and proficient. The program includes the following parts:

•	Multimedia self-learning software
•	Pre-recorded classroom videos
•	Placement test & achievement test
•	Learning Management System

IE21 Interactive English corporate program - Service Support Packages

The program is delivered with a Service Support Package designed to correspond to the specific needs of Black & Decker corporation. This contract relates to the Golden Service Support Package, including the following:

•	Hosting Service
•	Narrowband support

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IE 21 INTERACTIVE ENGLISH CORPORATE PROGRAM

•	Orientation Class as a training seminar provided.
•	Monthly centralized learning report
•	Enhanced Tutor Service
•	Training manager training if requested.
•	Achievement test

III.	OPERATIONS
1.	Operation Model

	1.1.	Party A provides Party B with the IE21 Interactive English course package specified in the above section. Party B will use the course package as training material for its staff members.
2.	Terms of Agreement
	2.1.	This agreement will be valid for IE21 Interactive English online training for 6 months. When the agreement expires, its extension will be decided through mutual agreement between the two parties.
	2.2.	If there is any content which is not covered in this agreement, the two parties agree to sign a supplementary agreement, and the supplementary agreement has the same legal status.
3.	Number of Accounts
3.1.

The parties agree that Party B will have the right to assign up to 30 individual staff member for IE21 Interactive English training during the 6 months’ license period. Party B also has the right to have two different staff members to assign up 3 months’ licnese period separately.

	3.2.	The unit price for each account is RMB 600.
	3.3.	The unit price for textbook for one level is RMB 60 (optional).
4.	Payment
	4.1.	Party B confirms to buy the license of using IE21 Interactive English corporate course package specified in this agreement at a price of RMB 18000 for a 6 months’ license.
	4.2.	50% of the payment shall be made within 7 days after the contract is signed, and the balance shall be paid within 7 days after the receipt of the first monthly centralized learning report.
	4.3.	Payment is expected by bank transfer unless otherwise agreed.
IV.	RIGHTS AND OBLIGATIONS OF THE PARTIES OF THE RELATIONSHIP
1.	Rights and Obligations of Party A
	1.1.	Party A shall provide Party B with the IE21 Interactive English course package specified in this agreement.
	1.2.	Party A shall be responsible for the hosting, installation, maintenance of the software

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IE 21 INTERACTIVE ENGLISH CORPORATE PROGRAM

and technical support to ensure proper operation of the software.

1.3.

Party A shall provide Party B with narrowband support. Narrowband support for the  IE21 Interactive English course is provided in CD format, but will still require the staff members of Party B to be connected to the internet when using the program.

1.4.	Party A shall provide Party B with orietation class.
1.5.

Party A shall provide Party B with centralized monthly reports on the learning progress of Party B’s staff members. Party A will also proactively alert Party B if desired study pace and learning goals are not achieved.

1.6.

Party A shall provide Party B with tutor service. Party A’s tutors will make sure that the staff members of Party B are successful in starting to use the IE21 Interactive English training program. They will assist the staff members in achieving the learning goals established by Party B’s corporate training department. Party A shall provide tutor support via telephone from Monday to Friday 9.00 am-5.30 pm and via email and BBS within 24 hours.

1.7.	Party A shall provide Party B with training manager training if requested by Party B. A maximum of 2 training managers will be trained in the office of Shanghai Broadband Network, Inc.

2.	Rights and Obligations of Party B
	2.1.	Party B shall pay the total fee for using IE21 Interactive English corporate program course package for up to 30 unique staff members during 6 months.
2.2.

Party B can only use IE21 Interactive English course package as training material for its staff members. Accounts are unique for a period of 6 months. Party B can not use the course package for any other purposes than training their staff members.

2.3.

Party B can not copy or transfer the IE21 Interactive English corporate course package or the Online provided by Party A to other parties. Party B can not compile the original language of the software; neither can Party B decrypt the encrypted software. If the above mentioned situation occurs, or other situation which may cause the disclosure of the confidence or damage to the course package, Party A has the right to terminate this agreement.

V.	INTELLECTUAL PROPERTY RIGHTS AND TRADE SECRETS
1.	Intellectual Property Rights
	1.1.	Party A ensures that it possesses intellectual property rights for the program content included in the IE21 Interactive English course in China.
2.	Trade Secrets
	2.1.	The content of this agreement and any information that is not generally known and gives the party concerned a competitive advantage on the market should be considered

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IE 21 INTERACTIVE ENGLISH CORPORATE PROGRAM

strictly confidential by Party A and Party B. Without the agreement of the Party concerned, the content should not be disclosed to other parties.

	2.2.	None of the parties can utilize, copy or transfer the trademark, IC, business information, technology or other materials related to the other two parties.
VI.	FORCE MAJEURE, DEFAULT, AND DISPUTE RESOLUTION
1.	Force Majeure
1.1.

In case of force majeure causing any party inability to partly of fully execute this agreement the prevented party will not be considered failing to observe the obligations of this agreement, and will not bear the responsibility for the delay. Force majeure includes events such as war (whether the war is declared or not), emergency, strike, labor dispute, accident, a server-breakdown caused by the transmission of a computer virus, hacker’s attacks on the server, fire, earthquakes, flood, typhoon, snowstorm and any other natural disasters and other unforeseen events beyond the control of the parties.

1.2.

If any party thinks that the complementation of this agreement may be held back, delayed or affected by the factors listed in the first article of this agreement, the prevented Party is obliged to inform the other parties of such factors without delay.

2.	Default

Any of the following situations will be considered to be default.

	2.1.	Party B’s inability to pay the total fee before due date.
	2.2.	Party A’s failure to provide Party B with the IE21 Interactive English course package specified in this agreement.
	2.3.	Any Party fails to keep the trade secrets of the other party or parties.
	2.4.	Infringement of Party A’s intellectual property rights.
	2.5.	Any Party fails to implement this agreement.
3.	Dispute Resolution
	3.1.	Any disputes as to this agreement should be solved through negotiation in China. The agreement is governed by PRC law.
VII.	REVISION, CANCELLATION AND TERMINATION OF THIS AGREEMENT
	1.	The revision of this agreement should be made under the negotiation and agreement of the two parties.
	2.	If one party infringes the legal rights of the other party, the other party has the right to cancel this agreement.
	3.	If one Party breaches the agreement, which causes the inability to execute or delay the execution of all or part of the agreement, the other party has the right to terminate the

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IE 21 INTERACTIVE ENGLISH CORPORATE PROGRAM

agreement.

4.	If the Party in breach caused the other two parties’ economic loss directly or indirectly, the observant Party has the right to claim damages from the Party in breach.

MISCELLANEOUS

1.	TIME OF TAKING EFFECT: This agreement shall take effect since the day of signing.
2.	This agreement should be in two copies and each Party holds one copy. The two copies are all original copies and have the same legal status.

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Represented by Royce Gao

Title: Marketing and Sales Manager

Signature: /s/ Royce Gao

Date: March 22, 2005

Party B: Black & Decker (Suzhou) Co., Ltd.

Address: No. 200 Su Hong Road, Export Processing Zone, Suzhou Industrial Park, Suzhou

Signature: /s/ Fer

Date: March 22, 2005

shanghai broadband network inc	Private & Confidential